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                                                          Exhibit 23


Consent of Independent Auditors




The Board of Directors
General Electric Company


We consent to incorporation by reference in the Registration Statements of General Electric Company on Form S-8 (Nos. 33-24679 and 33-47500) of our report dated April 25, 1995, relating to the financial statements and supplemental schedules of GE Savings and Security Program as of and for the years ended December 31, 1994 and 1993, and of our report dated February 6, 1995, relating to the financial statements of GE S&S Program Mutual Fund and GE S&S Long Term Interest Fund as of December 31, 1994, and for each of the two years in the period then ended appearing in the annual report on Form 11-K of General Electric Company for the year ended December 31, 1994.

We also consent to the reference to our firm under the heading
"Experts" in the above referenced Registration Statement
No. 33-47500.



                                               KPMG Peat Marwick LLP
                                               ---------------------



Stamford, Connecticut
June 29, 1995